UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Innodata Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party

4)	Date Filed:

55 Challenger Road

Ridgefield Park, New Jersey 07660

SUPPLEMENT DATED MAY 2, 2017 TO THE PROXY STATEMENT DATED APRIL 26, 2017

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2017

Innodata Inc. (the “Company”) is filing this Supplement to correct an error in the “Total” column of the Summary Director Compensation Table found on page 21 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 26, 2017. The corrected table and associated footnotes can be found below. A copy of this Supplement can be found on the Internet at: http://www.innodata.com/proxy.

DIRECTOR COMPENSATION FOR 2016

Summary Director Compensation Table

The following table sets forth information regarding compensation paid or accrued to directors in fiscal year ended December 31, 2016 for service as a Director.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1); (2)	All Other Compensation ($)	Total ($)

Haig S. Bagerdjian (3); (4)	30,000		32,100	-	62,100
Louise C. Forlenza (3); (5)	90,000	(6)	32,100	-	122,100
Stewart R. Massey (3)	42,000		32,100	-	74,100
Michael J. Opat	17,500		32,100		49,600
Anthea C. Stratigos (3)	30,000		32,100	-	62,100
Andargachew S. Zelleke	30,000		32,100	-	62,100
	239,500		192,600	-	432,100

(1)	Represents the dollar amount of the aggregate grant date fair value of 30,000 stock options granted in 2016. 100% of the stock options vested and became exercisable on December 30, 2016. The aggregate grant date fair value is the amount the Company expects to expense in its financial statements over the award’s vesting schedule. This amount reflects the Company’s accounting expense and does not correspond to the actual value that will be realized by the Director. For stock options, grant date fair value is calculated using the Black-Scholes option pricing model and is based on the value of the option on the grant date, which was $1.07 on December 30, 2016. For information on the valuation assumptions, see Note 10 in the Notes to Consolidated Financial Statements filed with the Annual Report on Form 10-K for year-end 2016.
(2)	As of December 31, 2016 each of the directors other than Mr. Opat also held stock options to acquire (i) 47,066 shares of common stock that were granted in 2013 and are fully vested; (ii) 30,000 shares of common stock that were granted in 2014 and become exercisable in 2017; and (iii) 40,000 shares of common stock that were granted in 2015 and are fully vested.
(3)	As of December 31, 2016 Messrs. Bagerdjian and Massey and Mses. Forlenza and Stratigos each also held stock options to acquire 60,000 shares of common stock. These options were granted in 2011 and are fully vested.
(4)	As of December 31, 2016 Mr. Bagerdjian also held stock options to acquire 28,000 shares of common stock. The options were granted in prior years and are fully vested.
(5)	As of December 31, 2016 Ms. Forlenza also held stock options to acquire 23,232 shares of common stock. The options were granted in prior years and are fully vested.
(6)	Includes an additional one-time fee of $50,000 paid to Ms. Forlenza in her capacity as Chair of the Audit Committee, for the additional time commitment in connection with the internal investigation conducted by the Audit Committee in 2016.